Exhibit 10.4

Lease Agreement and 2010 Appendix

[Translation]

Lease Contract
Beit Ofer

UNPROTECTED LEASE CONTRACT

Drawn up and signed at Jerusalem on the 14th day of March 2000

- between –

P.P.D. Diamonds Ltd (Private Company 51-168196-7) Whose address for the purpose of this contract is c/o Mold and Moldawsky 3 Jabotinsky Street, Ramat Gan
(hereinafter – "the landlord") of the one part

-and-

Gamida Cell Ltd (Private Company 512601204) Whose address for the purpose of this contract is 24 Kanfei Nesharim Street, Jerusalem
(hereinafter – "the tenant") of the other part

Whereas
The landlord is the holder of the rights to be registered as long-term lessee by capitalized long lease of a building constructed at 5 Nahum Hefzadi Street, Givat Shaul C, Jerusalem, known as part of Parcels 57 and 61 of Block 30260, Plot No. 5 according to Detailed Plan No. 4286 (hereinafter –"the plot"), which is a building for light industry, commerce and offices known as "Beit Ofer" (hereinafter – "the building"). The landlord intends to build an additional building for a similar purpose adjacent to the building.

And whereas
The landlord is also the sole possessor and holder of the rights of  possession and use of a unit in the building, on the first floor facing in a north-west-south direction in a gross area of approximately 1,100 m2 (all the areas including a proportionate share of the common property),  in  accordance with the area circled in red on the plan attached hereto (hereinafter – "the plan") marked with the letter 'A', which forms an integral part of this contract, and the right of use of 10 parking places in the underground parking garage (hereinafter- "the leased premises").

And whereas	The tenant wishes to hire the leased premises by a lease which is not protected under the Tenants' Protection Law (Consolidated Version) 5732-1972 (hereinafter – "the Law") or any other law

And whereas	The landlord wishes to let the leased premises by a lease which is not protected under the Tenants' Protection Law (Consolidated Version) 5732-1972 (hereinafter – "the Law") or any other law

Now therefore it has been declared, agreed and stipulated between the parties as follows:

1.	Preamble, appendices and clause headings:

1.1	The preamble to this contract forms an integral part thereof.

1.2	The appendices to this contract form an integral part thereof and their provisions have the same effect as its provisions.

1.3	The headings of the clauses of the contract are for convenience only and shall not be used in interpreting the content of the clauses.

2.	Parties' declarations:

2.1
The landlord hereby declares that it is the possessor and holder of the rights of long lease of the leased premises and that it is permitted to let the leased premises to the tenant and that there is no impediment of any kind to letting the leased premises to the tenant.

2.2
The tenant hereby declares that it has seen and inspected the leased premises and that after the inspection it has found the leased premises to be suitable for its needs and purposes and that it waives any claim of defect, choice or non-conformity with regard to the leased premises, the location of the leased premises, and the identification thereof and it agrees to accept the leased premises.

3.	The contract and the period thereof:

3.1	The lease period

The landlord hereby lets the leased premise to the tenant and the tenant hereby hires the leased premises from the landlord for a lease period which shall commence on 15.6.2000 and shall terminate on 14.6.2005 (hereinafter – "the original lease period").

3.2	Reduction of the lease period:

3.2.1
The tenant declares that it is aware that the length of the lease period is an essential term of this contract and therefore the tenant shall not be permitted to reduce the lease period without the landlord's advance written consent. If the tenant leaves the leased premises before the end of the lease period for any reason, without the landlords' consent, the tenant shall be obliged to continue paying the landlord the full rent for the leased premises under the provisions of this contract until the end of the lease period.

3.2.2
The provisions of this clause shall also apply to the management fees which the tenant is obliged to pay the management company as set out below in this contract, and all the other financial obligations imposed on it under this contract.

3.2.3
Notwithstanding the aforesaid, the tenant has the right to find a replacement tenant on the same terms, provided that the replacement tenant shall be to the landlord's satisfaction and shall provide reasonable guarantees to the landlord's complete satisfaction. The landlord shall not refuse a replacement tenant except on reasonable grounds.

3.2.4
Notwithstanding all the provisions of this contract the tenant, by advance written notice of at least half a year in advance, may notify the landlord that it wishes to leave the leased premises before the end of the lease period. If the tenant has given notice as aforesaid this contract shall come to an end at the end of the aforesaid half year, provided that the tenant has paid the full rent, management fees and outstanding debts until that date and has left all adaptations to the leased premises on the leased premises without being entitled to any credit.

4.	Rent and additional payments

4.1	The rent during the original lease period (not including management fees) and the date of payment:

In return for the rights of lease during the original lease period and in return for all the landlord's other undertakings under the provisions of this contract, not including management fees, the tenant undertakes to pay the landlord rent in the amounts and at the rates set out below:-

4.1.1	Rent for each month during the original lease period shall be in a sum equal in NIS to $12,250 per month (hereinafter – "the rent"), plus VAT in accordance with the law.

4.1.2	It is agreed between the parties that the rent shall be linked to the representative rate of exchange of the American dollar known at the time of each payment

4.1.3
In addition to the rent the tenant shall pay the landlord value-added tax at the rate thereof according to the law at the time of actual payment and against receipt of a tax invoice in accordance with the law.

4.1.4	The rent for the original lease period shall be paid at the following times:

a.	At the time of entering into the contract the tenant shall pay the landlord rent for 3 months in advance in a sum equal in NIS to $36,750 plus VAT in accordance with the law

b.
On 15.6.2000 or on the date on which it receives possession of the leased premises - whichever is earlier – the tenant shall pay the landlord rent for three additional months in advance in a sum equal in NIS to $36,750 plus VAT in accordance with the law

c.
The balance of the rent during the original lease period plus VAT in accordance with the law shall be paid to the landlord by the tenant in equal consecutive tri-monthly payments on the 1st of the Gregorian month in a sum equal in NIS to $36,750 per payment plus VAT in accordance with the law, commencing 3 months after the date of receipt of possession of the leased premises.

4.1.5
Payment of the rent, or any other payment for which the tenant is liable under this contract, in full and on time is an essential term of this contract and in the event of failure to make any payment on time, this shall be deemed to be a fundamental breach of the contract by the tenant and shall entitle the landlord to all the remedies under this contract and in accordance with the law, including the right to demand eviction of the tenant from the leased premises immediately after the arrears in payment. Delay of up to 14 days in making any payment shall not constitute breach.

4.1.6
It is agreed between the parties that if any of the payments under this contract is by cheque or bill, delivery of the cheque or bill shall not be deemed to be payment and only actual payment of the cheque or bill on the date prescribed for it in this contract shall be deemed to be payment on time of the rent or other payment, as the case may be. The landlord undertakes to deposit any cheque or bill immediately for payment thereof.

4.2	Taxes and compulsory payments

4.2.1
The tenant shall be liable for all the taxes and compulsory payments applicable to the occupier of leased premises for the actual lease period, including liability for payment of general rates, business tax, signage fee, electricity, telephone, (including fixed usage fee) and all other and/or additional current expenses intended for the routine maintenance of the leased premises. The landlord declares that to the best of its knowledge there is no debt for the leased premises which is liable to prevent the tenant from using the leased premises under this contract. The landlord shall be liable for all the taxes and compulsory payments applicable to the owner of immovable property.

4.2.2
The parties declare that they are aware that a management and services company operates in the building to provide maintenance, operation and repair services for the building, its facilities and its common property, including gardening, lighting, air-conditioning, operation of elevators, supply of water, security for the building, etc.

4.3	Compulsory payment made by the landlord

4.3.1
If the tenant does not make payment on time of any of the payments for which it is liable under the provisions of clause 4 of this contract (including all the sub-clauses), the landlord, after giving the tenant an extension by written notice of at least 30 days in advance, may make any such payment in the tenant's place and the tenant shall be obliged to refund any such payment to the landlord upon the landlord's first demand.

To remove doubt it is hereby clarified that the aforesaid does not constitute any undertaking by the landlord to make any payment in the tenant's place or on its behalf - this without derogating from the tenant's right to appeal against the obligation.

4.3.2
If the landlord has made any payment in the tenant's place or on its behalf as aforesaid, the tenant shall refund any such payment to the landlord immediately upon the landlord's demand and the provisions of clause 9.2 of this contract below shall apply to any  such payment.

5.	Terms of the lease

5.1	Alterations to the leased premises

5.1.1
During the entire lease period the tenant may make internal alterations to the leased premises, provided that it does not damage the construction or systems of the building (including air-conditioning systems, plumbing, elevators etc.), without requiring the landlord's consent.

5.1.2
The landlord shall not refuse to give the tenant permission to plan the interior of the leased premises as the tenant sees fit and to make alterations to the leased premises for that purpose (except prohibited alterations as aforesaid).

5.1.3
If the tenant contravenes its aforesaid undertakings, the landlord may immediately restore the leased premises to their previous state at the tenant's expense, provided that it has given the tenant at least 21 days' advance written notice.

5.1.4
The tenant undertakes to make the additions and/or alterations, if any, to the best of its ability, carefully and without causing damage to the leased premises and/or to the building, and in strict compliance with the management company's instructions, if any, regarding the manner of performing the work.

The tenant shall be liable for any damage and the consequences thereof caused to the leased premises or the building as a result of making the additions and/or as a result of making alterations of the aforesaid kind to the leased premises.

5.2	Signage and installation of telephone lines

5.2.1	The tenant, at its own expense, may order and install telephone lines at the leased premises as it sees fit.

5.2.2
The tenant may not affix any sign on the exterior area of the leased premises. Signs shall only be affixed in the places designated for this, after receiving the advance written consent of the management company and the landlord, both with regard to the affixing of a sign and with regard to its size and form. The landlord shall affix a sign in the corridor of the floor on which the leased premises are situated and in each of the entrance halls of the building stating the name of the tenants and their location. The sign shall be similar to the signs there at present and shall be at the landlord's own expense.

5.3	Proper maintenance and landlord's inspection

5.3.1
The tenant hereby undertakes to take care of the leased premises and everything affixed thereto by the landlord and/or by it during the entire lease period and to maintain the leased premises and ensure the proper maintenance thereof.

5.3.2	Any deterioration or damage, except fair wear and tear, which is caused by the tenant, its employees, agents or visitors shall be repaired within a reasonable time by the tenant at its own expense.

5.3.3
If the tenant does not immediately repair the aforesaid damage and deterioration, the landlord, after giving the tenant a written extension of 30 days to repair the defects, may repair them at market prices and the tenant shall bear all the expenses of the repairs made by the landlord at the market price for performing the repairs.

5.3.4
The tenant shall be obliged to pay the landlord any amount under clause 5.3.3 above within 7 days from the date on which the account for the aforesaid repairs was given to it by the landlord and the provisions of clause 9.2 of this contract shall apply to any such payment.

5.3.5	Cancelled

5.3.6
The landlord, its employees and agents may enter the leased premises at reasonable times and by arrangement in advance 3 months before the end of the lease period in order to show the leased premises to parties interested in purchase or lease thereof.

5.3.7
The landlord's duty to arrange entry to the leased premises in advance as aforesaid does not apply in emergencies such as fire, flood, etc., when it is necessary to enter the leased premises immediately and in such a case the landlord shall give the tenant immediate notice of the entry upon the leased premises.

5.3.8
The landlord, at its own expense, shall repair any deterioration or damage discovered at the leased premises as a result of a defect in the leased premises or from fair wear and tear, within a reasonable time.

5.3.9	The provisions of this clause shall also apply respectively to the repairs which the landlord must perform under clause 5.3.8.

5.4	Prohibited uses

5.4.1	The tenant may only use the leased premises for offices, industrial laboratories for biotechnology, software and Internet and communications and not for any other purpose.

5.4.2	Without derogating from the provisions of clause 5.4.1 above, the tenant shall be prohibited from:-

a)	Performing any work on the leased premises which makes noise or produces smoke, smells, dirt, etc., beyond what is acceptable in an office and laboratories.

b)
Using the leased premises for uses prohibited by any law. If the tenant finds a replacement tenant under the provisions of clause 3.2.3 above the replacement tenant may use the leased premises for any purpose which does not constitute a contravention of the provisions of this clause.

5.4.3
If the use for the purpose of the lease requires a licence by law the tenant undertakes to attend to obtaining such a licence. The tenant shall bear all liability for conducting a business without a licence on the leased premises if a licence is required. The landlord shall sign what is required of it as owner in order to obtain the licence.

5.5	Renovation of the leased premises

5.5.1	The landlord shall deliver the leased premises to the tenant in accordance with the attached technical specification.

5.5.2
To remove any doubt it is hereby clarified that any renovation which is done to the leased premises (including a renovation partly and/or wholly financed by and at the expense of the tenant) shall be the property of and owned by the landlord alone and the tenant shall not be entitled to any compensation or indemnification for the renovation and the tenant shall deliver possession of the leased premises to the landlord at the end of the lease period, with the property being clean and in order and containing all the renovations and improvements which were made to the property, except the tenant's movable property which can be dismantled without causing damage to the leased premises.

5.5.3
To remove doubt it is hereby clarified that the tenant must fulfill all its undertakings under this contract even if it is not given the licences and/or permits to use the leased premises for the purpose of the lease, provided that the leased premises have been placed at the tenant's disposal intact and in order and connected to all the usual installations, and meeting all the building and planning requirements. If an eviction order is given against the tenant by a competent authority because the leased premises are unsuitable for use for the purpose stated in this contract the tenant shall be entitled to bring the contract to a conclusion and neither party shall have claims against the other.

6.	Third party damage and insurance

6.1
The landlord shall not be liable for any damage to the person or property of the tenant, its employees, clients, visitors, invited guests or any other third party, including occupants adjacent to the leased premises, which is caused by or as a result of the use of the leased premises by the tenant or anyone acting on its behalf, except damage as a result of or in connection with a defect in the construction of the leased premises or actions of the landlord or anyone acting on its behalf or the management company.

The tenant undertakes to indemnify the landlord for any amount which the landlord is ordered to pay as aforesaid, if it is sued, including any ancillary expense such as legal expenses, provided that the tenant is allowed to defend itself against any claim and payment is only made after judgment.

a.	Contents

1.1
The tenant undertakes to insure the contents of the leased premises, and without derogating from the generality of the aforesaid, the furniture, equipment, installations and stock therein and any alteration, improvement, renovation and additions to the leased premises made and/or to be made on the leased premises by the tenant and/or for it, of any kind, all the above at replacement value against loss or damage on account of the risks of fire, explosion, earthquake, riots, strikes, malicious damage, gale, storm, flood, water damage, electricity damage, burglary and robbery, damage by aircraft, supersonic boom and collision.

1.2	The tenant undertakes to update the sums insured from time to time so that they always reflect the full value of the insured property as stated in clause 1.1 above.

1.3
The tenant undertakes at all times that in the policy which will be taken out as stated in clause 1.1 above or in any other policy which is taken out there will be an express term under which the insurer expressly waives any right of subrogation against the landlord and the management company and/or those acting on their behalf. The waiver of subrogation as mentioned above shall also apply to the other tenants/occupants in the building (provided that the contents insurance policies of the occupants and tenants contain a waiver of right of subrogation clause in respect of all the tenants and/or occupants in the building) and/or all those acting on behalf of the aforementioned parties, and on condition that it was not caused maliciously.

The tenant hereby exempts the landlord and the management company and all those acting on their behalf from any liability for loss or damage for which the tenant is or was entitled to indemnification under the policy which it will take out as aforesaid.

b.	Employers and third party

The tenant undertakes to insure all its activities on the leased premises with employers' liability insurance and third party liability insurance, with the limit of the insurer's liability in respect of third party liability insurance being not less than the sum of $1,000,000 (US dollars) per event.

The definition of the occupation in these policies shall also include the words "owners and managers of buildings".

Hereinafter the policies which shall be taken out by the tenant as stated in clauses (1) and (2) shall be called "the tenant's policies".

c.	Indemnification of the landlord

The tenant hereby undertakes to extend the aforesaid third party policy to indemnify the landlord and the management company and/or those acting on their behalf for their vicarious liability for the tenant's acts and/or omissions.

d.	Cross-liability

In addition, the tenant hereby undertakes that all third party insurance which is taken out by it under this agreement shall be subject to a "cross-liability" clause, under which the insurance shall be deemed to have been taken out separately for each of the entities making up the insured.

e.	Valid policies

The tenant undertakes to comply with all the terms of the tenant's policies and to pay the premiums on time.

f.	Insurer's certificate

Before the date of delivery of possession of the leased premises or before the date of bringing items of property onto the leased premises, whichever is the earlier, the tenant shall present the landlord with a certificate from the insurance company that the tenant's policies have been issued to the tenant. This shall be a prerequisite for receiving possession of the leased premises. The aforesaid certificates shall be furnished by the tenant each insurance year without the need for a request by the landlord. It is hereby expressly agreed that presentation of the certificates as aforesaid or presentation of the tenants' policies and examination thereof by the landlord or someone acting on its behalf shall not constitute confirmation that the aforesaid tenant's policies or certificates comply with the provisions of the insurance clause and shall not have the effect of derogating from the tenant's liability under this agreement.

g.	Cancellation of policies

In addition, it is agreed that the tenant's policies shall contain an express clause according to which the policies cannot be cancelled unless written notice thereof is given to the landlord by registered post at least 30 days in advance.

h.	Damage as a result of risks

The tenant hereby declares that it shall not have any claim and/or action against the landlord and against the management company and/or those acting on their behalf for damage as a result of risks which the tenant undertook to insure as stated in the aforesaid clauses and it exempts the landlord and the management company and those acting on their behalf from any liability for such damage, except damage maliciously caused by the landlord or anyone acting on its behalf.

This clause shall add to and not derogate from any other provision of this contract.

Breach of the insurance clause constitutes fundamental breach of the agreement.

6.2
If and to the extent that monies are received from the insurance company for damage to the leased premises or to the common property, the monies shall be used in the first instance for the repair of the leased premises.

6.3
The landlord undertakes to insure the building in which the leased premises are situated, including the leased premises, with comprehensive insurance for the structure and full insurance for employers' liability and third party liability, for any damage to the leased premises or the common property or to any person who is at the leased premises or in the building in which the leased premises are situated and to any employee of the landlord or anyone acting on its behalf.  The landlord undertakes to indemnify the tenant for any payment which it makes on account of damage of the kind set out in this clause, provided that the landlord is allowed to defend itself against any action and payment is only made after  judgment. The landlord hereby undertakes that it and its insurer and any person acting on its behalf shall not recover from the tenant or from the tenant's insurer or from anyone acting on the tenant's behalf on account of any damage as stated in this clause and the landlord hereby expressly waives any right to such a claim or to such recovery.

Vacation of the leased premises and renovation thereof

7.1	Vacation of the leased premises

Subject to the provisions of clause 3.2.3 above, the tenant undertakes to vacate the leased premises at the end of the lease period or the option period or in the event of lawful cancellation of the contract before the end of the lease period, and to return them to the landlord free of any person or object and in the condition in which it received them on the date when it first hired them, except for fair and ordinary wear and tear and the alterations which were made during the lease period.

7.2	Renovation of the leased premises

At the time when the tenant returns the leased premises to the landlord an inspection of the leased premises shall be conducted by the landlord. If the landlord thinks that it is necessary to make a list of repairs for which the tenant is liable under the provisions of this contract, including repair of damage and deterioration and repairs related to restoring the leased premises to their previous condition, except for fair wear and tear as a result of reasonable use of the property, the tenant shall bear the cost of these repairs.

In the event of differences of opinion between the landlord and the tenant, an agreed expert shall determine and make a list of repairs which the tenant shall be obliged to perform and in the absence of agreement as to the identity of the expert he shall be appointed by the head of the Engineers' Association.

8.	General provisions

8.1	Management contract

8.1.1
The landlord, whether itself or by means of a management company, shall provide the building with management services, which shall include the services as set out in the appendix to this contract. The management fees shall be in a sum equal in NIS to $3,960 per month and shall be paid on dates identical to the respective dates for payment of the rent.

8.1.2
The management fees are for usual work hours. The landlord is aware that the usual work hours at the tenant's offices are from 07.30 to 21.00 on weekdays and from 07.30 to 15.00 on Sabbath and holiday eves. The tenant, its employees and visitors shall have access to the building and the leased premises at any time.

The management company's obligations are the same as the landlord's obligations. The landlord declares and undertakes that the building will be maintained and operated at a high standard, as is customary for office buildings in the hi-tech field, provided that the tenant's rights and obligations under this agreement are not altered.

8.2	Transfer of rights in the leased premises

8.2.1
The landlord may at any time transfer or encumber its rights under this contract, and transfer or encumber its rights in the leased premises or let by long-term lease and sell the leased premises, on condition that it notifies the recipient of the rights or the purchaser or long-term lessee (as the case may be) of the existence of this lease contract and the tenant receives written confirmation that their rights are subject to all the tenant's rights under this agreement and the recipient of the rights or the purchaser or long-term lessee shall undertake all the landlord's obligations under this lease contract. In such a case the tenant shall not have any claims or actions on account of the transfer and sale of the rights or on account of the long-term leasing of the leased premises.

8.2.2
The tenant shall not be permitted to transfer all or some of its rights under this contract or to allow others to make use of the whole or part of the leased premises, whether for consideration or not for consideration, or to sublet the leased premises, directly or indirectly, to any person or body, all subject to clause 3.2.3 above. Notwithstanding the provisions of this clause the tenant may let part of the office and laboratories by office services for a similar purpose, provided that the recipient of the services as aforesaid signs an undertaking to vacate the leased premises immediately at the end of the lease period and to comply with all the tenant's obligations under this contract. The provisions of this clause do not apply to transfer of shares.

8.3	Exclusion of applicability of tenants' protection laws

The tenant hereby declares that it is aware that the leased premises and the building in which they are situated are new leased premises and a new building built after 1968, so that at the date of commencement of the  Tenants' Protection Law (Miscellaneous Provisions) 5728 -1968 there was no tenant in the leased premises who was entitled to occupy them, and that no key money or other consideration, except rent, has been paid or received in connection with the leased premises or the lease relations created under this contract and therefore this contract and the lease thereunder are not governed by the provisions of the Tenants' Protection Law (Consolidated Version) 5732-1972  or any other law which may replace the aforesaid law or any other law which protects or will protect tenants and in no case shall the tenant be deemed to be a protected tenant and it shall not be entitled to payment of key money or any other payment on vacating the leased premises and it shall be obliged to vacate the leased premises at the vacation date and to return them to the landlord free of any person or object which it has placed or installed in the leased premises.

9.	Breach of contract

9.1	Breach of the terms of the contract

9.1.1
In the event of fundamental breach the landlord may cancel this contract and require the tenant to vacate the leased premises immediately and to restore possession thereof to the landlord immediately. Before cancellation of the contract or imposing any sanction the landlord shall send the tenant written notice of the breach and shall allow the tenant to remedy the breach within 45 days from the date of dispatch of the letter.

9.1.2
The aforesaid shall not affect any of the landlord's rights to demand and obtain enforcement of all the provisions of this contract, and in particular to demand and receive performance from the tenant of all the payments under this contract on time and in full and in any case to demand and receive compensation from the tenant for any damage suffered by the landlord as a result of the tenant's breach of contract.

The provisions of this clause do not derogate from any of the tenant's rights.

9.2	Arrears in payments

Without affecting the generality of the provisions of clause 9.1 above, in any case where the tenant does not pay or refund to the landlord, or the landlord to the tenant, any of the payments prescribed in this contract in full and at the times for payment thereof prescribed in the contract, any payment in arrears shall bear maximum interest at the maximum rate customary at Bank Leumi Le-Israel Ltd at that time for exceeding the credit limit which has been approved for a customer, commencing from the date for payment prescribed in any of the provisions of this contract until the payment is actually made.

9.3	Failure to vacate the leased premises on time

9.3.1
If the tenant does not vacate the leased premises on the date on which it is obliged to vacate them under any of the provisions of this contract or the provisions of the law (hereinafter –"the vacation date"), in addition to all the remedies and reliefs granted to the landlord under the provisions of this contract and the provisions of any law the tenant shall pay the landlord compensation fixed and agreed in advance without the necessity of proving damage, in a sum equal in NIS to $450 plus VAT in accordance with the law for each additional day for which it continues to occupy the leased premises, without derogating from any other relief given to the landlord under any law and/or under this contract.

The tenant shall also be obliged to continue paying the full management fees for the entire additional period for which it continues to occupy the leased premises.

9.3.2
To remove any doubt it is hereby expressly declared that the provisions of this clause do not in any way amount to a waiver of the landlord's rights or consent to any delay by the tenant in vacating the leased premises. Failure to vacate the leased premises on the vacation date shall be deemed to be a fundamental breach of the contract and the landlord may enforce the vacation in any way available to it by law.

10.	The tenant is given an option to extend the original lease period by 5 additional years subject to the following cumulative conditions:

a.	The tenant has not committed a fundamental breach of the contract.

b.
The tenant has not given the landlord notice at least 60 days before the end of the original lease period that it does not wish to exercise the option, and the option will then come into effect automatically.

c.
The rent and management fees in the option period shall be in a sum equal in NIS to the rent and management fees during the original lease period with a 5% supplement, plus VAT in accordance with the law. All the other terms of the lease contract for the original lease period, including the payment terms, shall apply during the option period, mutatis mutandis.

11.	Parties' addresses

The parties' addresses are as set out in the preamble to this contract.

Any notice sent by registered post in accordance with the addresses as set out in the preamble to this contract shall be deemed to have been delivered to its destination 72 hours after being handed over for delivery at the post office in Israel.

In witness whereof the parties have signed

(signed)	(signed)
Stamp: P.P.D. Diamonds Ltd	Stamp: Gamida Cell Ltd
The Landlord	The Tenant

Specification of management and maintenance services for the usual hours in the building

The services which are provided by the central management company of the building:

The following services will be included in the agreed maintenance price:

1.	Maintenance of the structure of the building.

2.	Maintenance of central systems of the building, pumps, ventilation systems, etc.

3.
Maintenance of the central air-conditioning system of the building, including activation unit. Notwithstanding the aforesaid, the landlord shall be responsible for repair of the electric motor and compression unit in the activation unit.

4.
Supply of hot and cold water to the leased premises and the air-conditioning systems, including care of the systems and covering the energy cost during usual operating hours, which shall be determined by the superintendent of the building alone.

5.	Full maintenance of the elevators of the building.

6.	Maintenance of water and sewage pipe system in the building and the leased premises.

7.	Maintenance of the electrical systems in the main lobby, floor lobbies, common and public areas, main stairs and emergency stairs up to and including electricity boards of the floors.

8.	Cost of electricity consumption in the common use areas outside the floor wings.

9.	Insurance of the whole structure, without its contents.

Third party insurance for the common areas outside the leased premises.

10.	24-hour security. Information office during operating hours only.

11.	Cleaning the common areas outside the floor wing, including removal of garbage from the building.

12.	Care of fire-extinguishing systems and extinguisher cabinets in the areas outside the floor wing.

Special services within the area of the office

Any fault or change in the air-conditioning, electricity, water and sanitary installation systems, toilets, ceilings, carpets in the leased premises and all contents of the office which are owned by the landlord shall be attended to by the management company exclusively, at the tenant's expense, at the direct cost price only, as presented to the tenant.

Regulations for ordering work, confirmation thereof and settling of accounts in respect thereof shall be distributed from time to time by the management company. The landlord shall attend to the matter of telephones and communication itself, in coordination with the management company.

Notwithstanding the provisions of this clause, repair of electrical motors and compressors in the air-conditioning units in the area of the office shall be attended to by the landlord and at its own expense.

(signed)
Stamp: P.P.D. Diamonds Ltd
The Landlord	The Tenant

ADDENDUM TO LEASE AGREEMENT OF 14.3.2000
 (HEREINAFTER: "THE LEASE AGREEMENT")
Drawn up and signed at Jerusalem on 5/6/00

Between:                                 P.P.D. Diamonds Ltd

And:                                         Gamida Cell Ltd

Whereas                      The lease agreement has been signed between the parties

And whereas                The parties wish to make a number of changes to the lease agreement

Now therefore it has been agreed between the parties as follows:

1.
In the second "Whereas" in the lease agreement, the words "facing in a north-west-south direction in a gross area of approximately 1,100 m2 (all the areas including a proportionate share of the common property)" shall be deleted.

2.	The plan attached to this addendum shall for all purposes replace the plan which was attached to the lease agreement and marked with the letter 'A'.

3.
At the end of clause 3.2.1 of the lease agreement the full stop shall become a comma and the words "provided that the departure from the leased premises did not arise from reasons connected with the landlord."

4.	Clause 10.a of the lease agreement shall be deleted.

5.
The provisions of clause 5.3 of the lease agreement shall also apply, mutatis mutandis, to the repairs mentioned in clause 12 of the "Specification of management and maintenance services" which is attached to the lease agreement, including with regard to payment at the market price of the repair only, and the possibility of the tenant performing the repair if the repair has not been performed within a reasonable time by the management company.

6.	Despite the change in the area of the leased premises, all the other provisions of the lease agreement shall apply without any change, including with regard to the rent and management fees.

In witness whereof the parties have signed:

(signed)	(signed)
Stamp: P.P.D. Diamonds Ltd	Stamp: Gamida Cell Ltd
Private Company 512601204
The Landlord	The Tenant

14 April 2005

P.P.D. Diamonds Ltd
Mr Avraham Traub
Mr Mold Moldawsky
Here
And by fax: 6510932

Dear Sir

Re: Lease Contract – Beir Ofer, Jerusalem

We have received the minutes summarizing the meeting on 7 April 2005, which were drawn up by N.T.M. Properties.

Relying on the progress in negotiations up to now, as appears from the minutes and as we have been informed by the representatives of N.T.M. Properties, and further to and subject to our letter of 5 April 2005, we wish to give notice of the exercise of the option under clause 10 of the lease contract.

The terms of the contract during the option period shall be as agreed upon by the parties at the conclusion of the present negotiations.

We hope that the negotiations will continue favorably and will be concluded to the parties’ satisfaction.

Yours faithfully
/s/
Naftali Berikashvili
Financial Officer

Copy:	Dr Yael Margolin – CEO
            N.T.M. Properties

P.O. Box 34670, Jerusalem 91340, Israel

Tel: +972-2-6595666  Fax: +972-2-6595616

APPENDIX TO THE LEASE AGREEMENT OF 14 MARCH 2000
Drawn up and signed at Jerusalem on the 31st day of May 2010 between

P.P.D. Diamonds Ltd (511681967)
A company duly registered in Israel
Whose address for the purpose of this contract is 5 Nahum Hefzadi Street, Jerusalem
(hereinafter: "the landlord")                                                           of the one part

and

Gamida Cell Ltd (512601204)
Whose address for the purpose of this contract is the leased premises
(hereinafter: "the tenant")                                                               of the other part

Whereas
The tenant signed a lease agreement on 14 March 2000 (hereinafter: "the original agreement") concerning the leased premises constituting an area of 1,100 m2 as defined in the original agreement (hereinafter: "the original leased premises"), and the tenant extended the lease period in accordance with the option given to it in the original agreement;

And whereas
On 5 June 2000 the parties signed an addendum to the original agreement (hereinafter: "the addendum to the original agreement"), in which it was agreed between the parties that the area of the leased premises would amount to a gross area of 1,236 m2, as indicated on the plan which was attached to the addendum to the original agreement and marked 'A' (hereinafter: "the leased premises");

And whereas
The landlord declares that from the date of the parties' signature of the original agreement until the date of the parties' signature of this addendum there have not been any planning changes applicable to the building and that the leased premises may be used for the purpose of the lease, which is defined in clause 5.4.1 of the original agreement;

And whereas
The tenant wishes to continue hiring the leased premises from the landlord and the landlord wishes to let the leased premises to the tenant as aforesaid and subject to the provisions of this appendix and in accordance with its terms;

Now therefore it has been stipulated and agreed between the parties as follows:

1)	The preamble to this appendix forms an integral and essential part thereof.

2)	This appendix forms an integral and essential part of the original agreement and shall hereinafter be called "Appendix 'A'".

3)	The lease period under this appendix is 5 years, from 1 July 2010 until 30 June 2015 (hereinafter: "the extended lease period").

4)
The rent during the extended lease period shall be in a sum equal in NIS to sixteen thousand three hundred and seventy-seven US dollars ($16,377) plus VAT in accordance with the law. The management fees in the extended lease period shall be in a sum equal in NIS to four thousand six hundred and thirty-five US dollars ($4,635).

5)
The rent and management fees shall be paid together in equal consecutive tri-monthly payments on the 1st of each Gregorian month, commencing from 1.7.10 and until the end of the extended lease period, by dollar bank transfer.

6)

a.
The tenant is hereby given an option to extend the extended lease period by 5 additional years, commencing on 1 July 2015 and terminating on 30 June 2020 (hereinafter: "the option period"). The option conditions shall be identical in nature and effect to the conditions of the option which it was given in respect of the leased premise in the original agreement, mutatis mutandis.

b.
The rent and management fees in the option period shall be in a sum equal in NIS to the rent and management fees during the extended lease period with a 5% supplement, plus VAT in accordance with the law. The other terms of this appendix, including the payment terms, shall apply during the option period, mutatis mutandis.

7)
On 14.4.10 the tenant shall deposit with the landlord a sum equal in NIS to $63,036 plus VAT in accordance with the law, for three (3) months' rent and management fees. This sum shall serve as a deposit for payment of rent and management fees for the three months until the end of the lease or option period. If the option is exercised the tenant shall pay a 5% supplement, plus VAT in accordance with the law, on the aforesaid deposit.

8.	The parties agree to make a number of changes to the original agreement, as follows:

(a)
In clause 5.5.3 of the original agreement, after the words "for the purpose of the lease" the words "unless the licences and/or permits were not given to the tenant as a result of an act and/or omission by the landlord" shall be added.

(b)	At the end of clause 7.1 of the original agreement the words "all subject to the provisions of clause 5.5 above" shall be added.

9.
The provisions of the original agreement shall apply, mutatis mutandis. In any case of conflict between the provisions of the original agreement and this Appendix 'A', the provisions of Appendix 'A' shall apply.

In witness whereof the parties have signed:

(signed)	(signed)
Stamp: P.P.D. Diamonds Ltd	Stamp: Gamida Cell Ltd
Private Company 512601204
The Landlord	The Tenant